EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18
U.S.C. SECTION 1350
In connection with the Annual Report of Assisted Living Concepts, Inc. (the “registrant”) on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Laurie A. Bebo and John Buono, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:
(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
Dated: March 11, 2010

/s/ Laurie A. Bebo
Laurie A. Bebo
President and Chief Executive Officer

/s/ John Buono
John Buono
Senior Vice President, Chief Financial Officer and Treasurer